EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement  (Form S-8 No. 333-33617-99) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the Registration Statements (Forms S-8 Nos. 333-54766-99 and 333-127348) pertaining to the Amended and Restated Ashland Inc. Incentive Plan, in the Registration Statement (Form S-8 No. 333-131792) pertaining to the 2006 Ashland Inc. Incentive Plan, in the Registration Statement (Form S-8 No. 33-62091-99) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 33-52125-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 333-122269-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Employees (2005), in the Registration Statement (Form S-8 No. 333-122270-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005), in the Registration Statements (Forms S-8 Nos. 33-32612-99 and 333-157040) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-49907-99) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 333-155386) pertaining to the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan, the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors and the Hercules Incorporated 1993 Non-Employee Director Stock Accumulation Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-155396) pertaining to the Hercules Incorporated Savings and Investment Plan and in the Registration Statement (Form S-3 No. 333-162919) pertaining to shares of Ashland Common Stock held by the Trustee of the Ashland Hercules Pension Plan, of our report dated November 23, 2009, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Ashland Inc.'s Annual Report on Form 10-K for the year ended September 30, 2009.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
November 23, 2009